Exhibit 99.1

Supermicro Announces Third Quarter Fiscal Year 2021 Financial Results

SAN JOSE, Calif. -- May 4, 2021 (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a global leader in high-performance, high-efficiency server and storage technology and green computing, today announced financial results for its third quarter of fiscal year 2021 ended March 31, 2021.

Third Quarter Fiscal Year 2021 Highlights
•Net sales of $896 million versus $830 million in the second quarter of fiscal year 2021 and $772 million in the same quarter of last year.

•Gross margin of 13.7% versus 16.4% in the second quarter of fiscal year 2021 and 17.3% in the same quarter of last year.

•Net income of $18 million versus $28 million in the second quarter of fiscal year 2021 and $16 million in the same quarter of last year.

•Diluted net income per common share of $0.35 versus $0.52 in the second quarter of fiscal year 2021 and $0.29 in the same quarter of last year.

•Non-GAAP diluted net income per common share of $0.50 versus $0.63 in the second quarter of fiscal year 2021 and $0.84 in the same quarter of last year.

•Cash flow used in operations of $124 million and capital expenditures of $19 million.

Non-GAAP gross margin for the third quarter of fiscal year 2021 was 13.8%, which adds back stock-based compensation expenses of $0.4 million. Non-GAAP diluted net income per common share for the third quarter of fiscal year 2021 was $0.50, which adds back stock-based compensation expenses of $7.5 million, special performance bonuses of $2.5 million, and controls remediation expense of $1.2 million, net of the related tax effects.

As of March 31, 2021, total cash, cash equivalents and restricted cash was $179 million and total bank debt was $85 million.

“We are pleased to report Q3 revenue above the high end of our guidance range and deliver year-over-year growth of 16%, our strongest revenue growth rate in more than two years driven by high profile customer engagements. Notably, we strongly bucked seasonal trends in the March quarter." said Charles Liang, Chairman and CEO. "But we are not yet satisfied and aim to accelerate our growth with our robust pipeline of new products leveraging innovations from our key partners AMD, Intel, and NVIDIA. We are well positioned to capitalize on our numerous growth opportunities as we begin to benefit from our capacity expansion in Taiwan and the US.”

Fourth Quarter Fiscal Year 2021 Guidance
The Company expects net sales of $980 million to $1.08 billion, diluted net income per common share of $0.56 to $0.77 and non-GAAP diluted net income per common share of $0.70 to $0.90 for the fourth quarter of fiscal year 2021 ending June 30, 2021. The Company’s projections for GAAP and non-GAAP diluted net income per common share both assume a tax rate of approximately 13% and a fully diluted share count of 54 million shares. The outlook for Q4 of fiscal year 2021 GAAP diluted net income per common share includes approximately $7 million in expected stock-based compensation expense and $2 million in other expenses, net of tax effects, that are excluded from non-GAAP diluted net income per common share.

Conference Call and Webcast Information
Supermicro will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its third quarter of 2021. Those wishing to access the live webcast may use the following link:

https://event.on24.com/wcc/r/3081432/CECE06854537FC85B1C7606DDC8651FC

The conference call can be accessed by registering online at:

http://www.directeventreg.com/registration/event/4869958

After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. Registration is open during the live call, but to ensure connectivity for the full call, it is recommended that participants register a day in advance and dial-in for the call at least 10 minutes before the start of the call.

A replay of the webcast will be available shortly after the call on the Company’s investor relations website (https://ir.supermicro.com) and will remain accessible for one year.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, the fourth quarter of fiscal year 2021 guidance, the ability to accelerate sales growth, and the ability to execute on our company strategy during the global COVID-19 pandemic. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) the global COVID-19 pandemic continues to present significant uncertainties for all parts of our business including our supply chain, our production operations and customer demand, (ii) our quarterly operating results may fluctuate, which could cause rapid declines in our stock price, (iii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iv) if we fail to meet publicly announced financial guidance or other expectations about our business, our stock could decline in value, (v) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (vi) adverse economic conditions may harm our business. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2020.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release adds back stock-based compensation expenses and other expenses. Non-GAAP diluted net income per common share discussed in this press release adds back stock-based compensation expenses, special performance bonuses, controls remediation expenses, legal settlement costs and other non-recurring expenses, and excludes a credit from an executive SEC settlement, which are all adjusted for the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation of gross margin to non-GAAP gross margin and from diluted net income per common share to non-GAAP diluted net income per common share is included in the tables below.

About Super Micro Computer, Inc.
Supermicro (Nasdaq:SMCI), the leading innovator in high-performance, high-efficiency server and storage technology is a premier provider of advanced server Building Block Solutions® for Enterprise Data Center, Cloud Computing, Artificial Intelligence, and Edge Computing Systems worldwide. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative and provides customers with the most energy-efficient, environmentally-friendly solutions available on the market.

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

Investor Relations Contact

Nicole Noutsios
email: ir@supermicro.com

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	March 31,	June 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$177,894	$210,533
Accounts receivable, net of allowances	407,365	403,745
Inventories	903,903	851,498
Prepaid expenses and other current assets	150,488	126,985
Total current assets	1,639,650	1,592,761
Investment in equity investee	3,637	2,703
Property, plant and equipment, net	265,566	233,785
Deferred income taxes, net	57,624	54,898
Other assets	32,363	34,499
Total assets	$1,998,840	$1,918,646
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$465,012	$417,673
Accrued liabilities	153,742	155,401
Income taxes payable	9,616	4,700
Short-term debt	57,503	23,704
Deferred revenue	96,123	106,157
Total current liabilities	781,996	707,635
Deferred revenue, non-current	93,920	97,612
Long-term debt, net of debt issuance costs	27,867	5,697
Other long-term liabilities	41,109	41,995
Total liabilities	944,892	852,939
Stockholders’ equity:
Common stock and additional paid-in capital	425,489	389,972
Treasury stock	—	(20,491)
Accumulated other comprehensive gain (loss)	362	(152)
Retained earnings	627,929	696,211
Total Super Micro Computer, Inc. stockholders’ equity	1,053,780	1,065,540
Noncontrolling interest	168	167
Total stockholders’ equity	1,053,948	1,065,707
Total liabilities and stockholders’ equity	$1,998,840	$1,918,646

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
 (unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Net sales	$895,881	$772,408	$2,488,437	$2,443,155
Cost of sales	772,864	639,048	2,099,410	2,040,462
Gross profit	123,017	133,360	389,027	402,693
Operating expenses:
Research and development	57,912	49,586	165,439	154,730
Sales and marketing	21,826	21,886	62,858	64,057
General and administrative	26,224	46,342	75,864	107,680
Total operating expenses	105,962	117,814	304,161	326,467
Income from operations	17,055	15,546	84,866	76,226
Other income (expense), net	2,017	937	(1,363)	2,110
Interest expense	(607)	(518)	(1,850)	(1,630)
Income before income tax provision	18,465	15,965	81,653	76,706
Income tax provision	227	899	(8,541)	(9,782)
Share of loss from equity investee, net of taxes	(264)	(1,057)	(409)	(1,066)
Net income	$18,428	$15,807	$72,703	$65,858
Net income per common share:
Basic	$0.36	$0.31	$1.41	$1.30
Diluted	$0.35	$0.29	$1.35	$1.26
Weighted-average shares used in calculation of net income per common share:
Basic	50,553	51,526	51,465	50,591
Diluted	53,218	53,693	53,747	52,399

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
Cost of sales	$402	$370	$1,312	$1,149
Research and development	3,328	3,043	10,369	9,299
Sales and marketing	503	417	1,517	1,276
General and administrative	3,261	975	7,919	3,099
Stock-based compensation expense	$7,494	$4,805	$21,117	$14,823

SUPER MICRO COMPUTER, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
 (unaudited)

	Nine Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$59,392	$65,716
Net cash used in investing activities	(44,627)	(34,136)
Net cash (used in) provided by financing activities	(48,445)	25,381
Effect of exchange rate fluctuations on cash	362	163
Net (decrease) increase in cash, cash equivalents and restricted cash	(33,318)	57,124
Cash, cash equivalents and restricted cash at the beginning of the period	212,390	262,140
Cash, cash equivalents and restricted cash at the end of the period	$179,072	$319,264

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share amounts)
 (unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020
GAAP GROSS PROFIT	$123,017	$133,360	$389,027	$402,693
Stock-based compensation	402	370	1,312	1,149
Special performance bonuses	—	2,871	—	2,871
Other expenses	—	—	20	—
NON-GAAP GROSS PROFIT	$123,419	$136,601	$390,359	$406,713

GAAP GROSS MARGIN	13.7%	17.3%	15.6%	16.5%
Stock-based compensation expenses	0.1%	—%	0.1%	—%
Special performance bonuses	—%	0.4%	—%	0.1%
Other expenses	—%	—%	—%	—%
NON-GAAP GROSS MARGIN	13.8%	17.7%	15.7%	16.6%

GAAP OPERATING EXPENSE	$105,962	$117,814	$304,161	$326,467
Stock-based compensation	(7,092)	(4,435)	(19,805)	(13,674)
Legal settlement costs	—	(17,500)	—	(17,500)
Executive SEC settlement	—	—	2,122	—
Special performance bonuses	(2,508)	(7,458)	(5,129)	(7,458)
Other expenses	—	—	(221)	—
Controls remediation	(1,239)	(1,440)	(1,239)	(12,859)
NON-GAAP OPERATING EXPENSE	$95,123	$86,981	$279,889	$274,976

GAAP INCOME FROM OPERATIONS	$17,055	$15,546	$84,866	$76,226
Stock-based compensation	7,494	4,805	21,117	14,823
Legal settlement costs	—	17,500	—	17,500
Executive SEC settlement	—	—	(2,122)	—
Special performance bonuses	2,508	10,329	5,129	10,329
Other expenses	—	—	241	—
Controls remediation	1,239	1,440	1,239	12,859
NON-GAAP INCOME FROM OPERATIONS	$28,296	$49,620	$110,470	$131,737

GAAP TAX EXPENSE	$(227)	$(899)	$8,541	$9,782
Adjustments to tax provision	2,473	3,812	5,633	8,868
NON-GAAP TAX EXPENSE	$2,246	$2,913	$14,174	$18,650

GAAP NET INCOME	$18,428	$15,807	$72,703	$65,858
Stock-based compensation	7,494	4,805	21,117	14,823
Legal settlement costs	—	17,500	—	17,500
Executive SEC settlement	—	—	(2,122)	—
Special performance bonuses	2,508	10,329	5,129	10,329
Other expenses	—	—	241	—
Controls remediation	1,239	1,440	1,239	12,859
Adjustments to tax provision	(2,473)	(3,812)	(5,633)	(8,868)
NON-GAAP NET INCOME	$27,196	$46,069	$92,674	$112,501

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except share and per share amounts)
 (unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2021	2020	2021	2020

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.36	$0.31	$1.41	$1.30
Impact of Non-GAAP adjustments	0.18	0.58	0.39	0.92
NON-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.54	$0.89	$1.80	$2.22

GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.35	$0.29	$1.35	$1.26
Impact of Non-GAAP adjustments	0.15	0.55	0.33	0.83
NON-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.50	$0.84	$1.68	$2.09

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE

BASIC – GAAP	50,553	51,526	51,465	50,591
BASIC - NON-GAAP	50,553	51,526	51,465	50,591

DILUTED – GAAP	53,218	53,693	53,747	52,399
DILUTED - NON-GAAP	54,525	55,050	55,185	53,913